                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) __


                        FIRST UNION NATIONAL BANK
                               (Name of Trustee)


                                   22-1147033
                      (I.R.S. Employer Identification No.)


                     101 NORTHSIDE PLAZA, ELKTON, MARYLAND
                    (Address of Principal Executive Offices)


                                     21921
                                   (Zip Code)


                        CONTINENTAL HOMES HOLDING CORP.

           (Exact name of registrants as specified in their charters)


                                    DELAWARE
                            (State of Incorporation)


                                   86-0554624
                      (I.R.S. Employer Identification No.)


               7001 N. SCOTTSDALE ROAD SUITE 2000, SCOTTSDALE, AZ
                                 (602-483-0006)

                    (Address of Principal Executive Offices)


                     $150,000,000  % SENIOR NOTES DUE 2006

                                                       (Title of Indenture
Securities)


1.   GENERAL INFORMATION.

     FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT:

          Comptroller of the Currency
          United States Department of the Treasury
          Washington, D.C.  20219

          Federal Reserve Bank (3rd District)
          Philadelphia, Pennsylvania  19106

          Federal Deposit Insurance Corporation
          Washington, D.C.  20429

     (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          Yes.


2.   AFFILIATIONS WITH OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     None.


3.   VOTING SECURITIES OF THE TRUSTEE.

     FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE:

     Not applicable - see answer to item 13.


4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

     IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

     Not applicable - see answer to item 13.

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

     IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

     Not applicable - see answer to item 13.

6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF THE OBLIGOR:

     Not applicable - see answer to item 13.

7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

     FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER:

     Not applicable - see answer to item 13.

8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE
TRUSTEE:

     Not applicable - see answer to item 13.

9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

     Not applicable - see answer to item 13.

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING STOCK OF THE OBLIGOR OR
(2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON:

     Not applicable - see answer to item 13.


11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

     Not applicable - see answer to item 13.


12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

     Not applicable - see answer to item 13.


13.  DEFAULTS BY THE OBLIGOR.

     (a) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

     None.

     (b) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

     None.

14.  AFFILIATIONS WITH THE UNDERWRITERS.

     IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     Not applicable - see answer to item 13.


15.  FOREIGN TRUSTEE.

     IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

     Not applicable - trustee is a national banking association organized under the laws of the United States.


16.  LIST OF EXHIBITS.

     LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

  X   1. Copy of Articles of Association of the trustee as now in effect.
 ---

 ___  2. Copy of the Certificate of the Comptroller of the Currency dated
         January 11, 1994, evidencing the authority of the trustee to transact business.*

 ___ 3. Copy of the authorization of the trustee to exercise fiduciary powers.*

  X   4. Copy of existing by-laws of the trustee.
 ---

 ___ 5. Copy of each indenture referred to in Item 4, if the obligor is in default, not applicable.

  X   6. Consent of the trustee required by Section 321(b) of the Act.
 ---

  X   7. Copy of report of condition of the trustee at the close of business on
 ---
         December 31, 1995, published pursuant to the requirements of its supervising authority.

 ___ 8. Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act, not applicable.

     ___ 9. Consent to service of process required of foreign trustees pursuant to Rule 10a-4 under the Act, not applicable.

_____________________
          *Previously filed with the Securities and Exchange Commission on February 11, 1994 as an exhibit to Form T-1 in connection with Registration Statement No. 22-73340 and incorporated herein by reference.



                                      NOTE

     The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.



                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Elkton and State of Maryland, on the 27th day of March, 1996.



                                      FIRST UNION NATIONAL BANK



                                      By:   /s/John H. Clapham
                                         ---                  ---
                                           John H. Clapham
                                           Vice President

                                                       EXHIBIT 1
                                                       ---------

                    FIRST UNION NATIONAL BANK (EFF. 1/1/96)
                     (formerly First Fidelity Bank, National Association)
                                     BYLAWS
                                     ------

               ADOPTED:  JANUARY 10, 1994; AMENDED APRIL 19, 1994
                         ______________________________


                                   ARTICLE I
                                   ---------
                            Meetings of Shareholders
                            ------------------------

                Section 1.1.  Annual Meeting.  The regular annual meeting of the
                              ---------------
            shareholders for the election of directors and transaction of whatever other business may properly come before the meeting, shall be held at the Main Office of the Association, or such other place as the Board of Directors may designate, at 10:00 A.M., on the second Thursday of April of each year or such other time within 90 days as may be set by the Board of Directors. If, from any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of the law; and notice thereof shall be given in the manner herein provided for the annual meeting.

                Section 1.2.  Special Meetings.  Except as otherwise
                              ----------------
            specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any one or more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of the Association.

                Section 1.3.  Notice of Meetings.  Notice of Annual and Special
                              ------------------
            meetings shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Association; but any failure to mail such notice, or any irregularity therein, shall not affect the validity of such meeting, or of any of the proceedings thereat. A shareholder may waive any such notice.

                Section 1.4.  Organization of Meetings.  The Chairman shall
                              ------------------------
            preside at all meetings of shareholders. In his absence, the President, or a director designated by the Chairman shall preside at such meeting.

                Section 1.5.  Proxies.  Shareholders may vote at any meeting of
                              -------
            the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

                Section 1.6.  Quorum.  A majority of the outstanding capital
                              ------
            stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                   ARTICLE II
                                   ----------
                                   Directors
                                   ---------

                Section 2.1.  Board of Directors.  The Board of Directors
                              ------------------
            (hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

                Section 2.2.  Number.  The Board shall consist of not less than
                              ------
            five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board may not increase the number of directors to a number which: (a) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; and (b) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

                Section 2.3.  Organization Meeting.  A meeting shall be held for
                              --------------------
            the purpose of organizing the new Board and electing and appointing officers of the Association for the succeeding year on the day of the Annual Meeting of Shareholders or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

                Section 2.4.  Regular Meetings.  The regular meetings of the
                              ----------------
            Board shall be held on such days and time as the directors may, by resolution, designate; and written notice of any change thereof shall be sent to each member. When any regular meeting of the Board falls upon a legal holiday, the meeting shall be held on such other day as the Board may designate.

                Section 2.5.  Special Meetings.  Special meetings of the Board
                              ----------------
            may be called by the Chairman of the Board, or President, or at the request of three or more directors. Each director shall be given notice of each special meeting, except the organization meeting, at least one day before it is to be held by facsimile, telephone, telegram, letter or in person. Any director may waive any such notice.

                Section 2.6.  Quorum.  A majority of the directors shall
                              ------
            constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned without further notice.

                Section 2.7.  Term of Office and Vacancy.  Directors shall hold
                              --------------------------
            office for one year and until their successors are elected and have qualified. No person shall stand for election as a director of this Association if at the date of his election he will have passed his seventieth birthday; provided, however, this prohibition shall not apply to persons who are active officers of this Association, an affiliate bank, or its parent corporation, or a former chief executive officer of the Association. No person, who is not an officer or former officer of this Association, an affiliate bank, or its parent corporation and who has discontinued the principal position or activity the person held when initially elected, shall be recommended to the shareholders for reelection; provided, however, that exceptions may be made because of a change in principal position or activity which would be compatible with continued service to this Association. No person elected as a director may exercise any of the powers of his office until he has taken the oath of office as prescribed by law. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

                Section 2.8.  Nominations.  Nominations for election to the
                              -----------
            Board may be made by the Executive Committee or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors.

                Section 2.9.  Communications Equipment.  Any or all directors
                              ------------------------
            may participate in a meeting of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

                Section 2.10.   Action Without Meeting.   Any action required or
                                -----------------------
            permitted to be taken by the Board or committee thereof by law, the Association's Articles of Association, or these Bylaws may be taken without a meeting, if, prior or subsequent to the action, all members of the Board or committee shall individually or collectively consent in writing to the action. Each written consent or consents shall be filed with the minutes of the proceedings of the Board or committee. Action by written consent shall have the same force and effect as a unanimous vote of the directors, for all purposes. Any certificate or other documents which relates to action so taken shall state that the action was taken by unanimous written consent of the Board or committee without a meeting.

                                  ARTICLE III
                                  -----------
                            Committees of the Board
                            -----------------------

                Section 3.1.  Executive Committee.  The Board may by resolution
                              -------------------
            adopted by a majority of the entire Board designate an Executive Committee consisting of the Chairman of the Board, the President, and not less than two other directors. Subject to the national banking laws and the Association's Articles of Association, the Executive Committee may exercise all the powers of the Board of Directors with respect to the affairs of the Association, except that the Executive Committee may not:

                1. (a)  exercise such powers while a quorum of the Board of
            Directors is actually convened for the conduct of business,
                   (b) exercise any power specifically required to be exercised by at least a majority of all the directors,
                   (c) act on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the board, or
                   (d) amend or repeal any resolution theretofore adopted by the Board of Directors which by its terms is amendable or repealable only by the Board;
                 2. amend the Articles of Association or make, alter or repeal any Bylaw of the Association;

                 3. elect or appoint any director, create or fill any vacancies in the Board of Directors or remove any director, or authorize or approve any change in the compensation of any officer of the Association who is also a director of the Association;

                 4. authorize or approve issuance or sale or contract for sale of shares of stock of the Association, or determine the designation and relative rights, preferences and limitations of a class or series of shares;

                 5. adopt an agreement of merger or consolidation, or submit to shareholders any action that requires shareholder approval, including any recommendation to the shareholders concerning the sale, lease or exchange of all or substantially all the Association's property and assets, a dissolution of the Association or a revocation of a previously approved dissolution; or

                6. authorize an expenditure by the Association in excess of $10 million for any one item or group of related items.

            The committee shall hold regular meetings at such times as the members shall agree and whenever called by the chairman of the committee. A majority of the committee shall constitute a quorum for the transaction of business. The committee shall keep a record of its proceedings and shall report these proceedings to the Board at the regular meetings thereof. The committee shall serve as the nominating committee for nominations to the Board. The committee shall provide oversight on all Community Reinvestment Act ("CRA") matters pertaining to the Association. The committee shall also be responsible for monitoring the CRA activities of the Association on an on-going basis and making periodic reports on such CRA activity to the Board.

                Section 3.2.  Chairman of the Executive Committee.  The Board
                              -----------------------------------
            may designate one of its members to be Chairman of the Executive Committee who shall preside at the meetings thereof and shall perform such duties as the Board shall assign to him from time to time.

                Section 3.3.  Audit Committee.  The Board shall appoint a
                              ---------------
            committee of three or more persons exclusive of the officers of this Association which committee shall be known as the Audit Committee. It shall be the duty of this committee at least once in every twelve months to examine the affairs of the Association, and determine whether it is in a sound and solvent condition and to recommend to the Board such changes in the manner of doing business, etc., as may seem to be desirable. The committee may cause such examination to be made in its behalf and under its supervision by outside accountants and may also use the services of any other persons either inside or outside the Association to assist in its work. The results of each examination shall be reported in writing to the Board.

                Section 3.4.  Audit of Trust Department.  The Audit Committee
                              -------------------------
            shall, at least once during each calendar year and within fifteen months of the last such audit make suitable audits of the Trust Department or cause suitable audits to be made by auditors responsible only to the Board, and at such time shall ascertain whether the department has been administered in accordance with law,
            Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles. In lieu of such periodic audit the Audit Committee, at the election of the Board, may conduct or cause to be conducted by auditors responsible only to the Board an adequate continuous audit system adopted by the Board. A written report of such periodic or continuous audit shall be made to the Board.

                Section 3.5.  Other Committees.  The Board may appoint from time
                              ----------------
            to time other committees composed of one or more persons each, for such purposes and with such powers as the Board may determine. The Chairman of the Board shall have the power to designate another person to serve on any committee during the absence or inability of any member thereof so to serve.

                Section 3.6.  Directors' Emeritus.  The Board may designate one
                              -------------------
            or more persons to serve as Director Emeritus. Such Director Emeritus shall have the right to attend any and all meetings of the Board, but shall have no vote at such meetings. A person designated as Director Emeritus may serve in that capacity for a period of three years.

                Section 3.7.  Alternate Committee Members.  The Board may, from
                              ---------------------------
            time to time, appoint one or more, but no more than three persons to serve as alternate members of a committee, each of whom shall be empowered to serve on that committee in place of a regular committee member in the event of the absence or disability of that committee member. An alternate committee member shall, when serving on a committee, have all of the powers of a regular committee member. Alternate committee members shall be notified of, and requested to serve at, a particular meeting or meetings, or for particular periods of time, by or at the direction of the chairman of the committee or the Chairman of the Board.

                                   ARTICLE IV
                                   ----------
                                    Officers
                                    --------

                Section 4.1a.  Appointment.  The senior officers of this
                               -----------
            Association shall be chosen by the Board and shall be the Chairman of the Board, one or more Vice Chairmen, the President, the Chief Financial Officer and such other officers as in the judgment of the Board may be from time to time required. The Chairman of the Board and the President shall be chosen from the Directors. The Board may designate a person to serve as secretary of all meetings of the Board and of the shareholders and the persons so designated shall keep accurate minutes of such meetings.

                Section 4.1b.  Other Officers.  The Chairman, the President, the
                               --------------
            Chief Executive Officer, any Vice Chairman or any Senior Executive Vice President may appoint such other officers with such titles and duties as he may designate.

                Section 4.2.  Term of Office.  The officers who are required by
                              --------------
            the articles of association or the bylaws to be members of the Board shall hold their respective offices until the Organization meeting of the Board following the annual meeting of shareholders or until their respective successors shall have been elected, unless they shall resign, become disqualified or be removed from office. Each other officer shall hold office at the pleasure of the Board. Any officer may be removed at any time by the Board.

                Section 4.3.  Chairman of the Board.  The chairman of the board
                              ---------------------
            shall be designated as Chairman of the Board. He shall preside at all meetings of the stockholders and directors and he shall be a member of all committees of the Board except the Audit Committee.
            He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board. He shall be subject only to the direction and control of the Board.

               Section 4.4.  President.  The president shall be the chief
                             ---------
            executive officer of the Association and he shall be designated as President and Chief Executive Officer. In the absence of the Chairman the President shall preside at all meetings of the Board. The President shall be a member of each committee of the Board except the Audit Committee.
            He shall have the powers and perform the duties conferred or imposed upon the President by the national banking laws, and he shall have such other powers and perform such other duties as may from time to time be imposed upon or assigned to him by the Board.

               Section 4.5.  Chief Financial Officer.  The Chief Financial
                             -----------------------
            Officer shall have such title as may be designated by the Board and he shall be responsible for all monies, funds and valuables of this Association, provide for the keeping of proper records of all transactions of the Association, report to the Board at each regular meeting the condition of the Association, submit to the Board, when requested, a detailed statement of the income and expenses, be responsible for the conduct and efficiency of all persons employed under him, and perform such other duties as may be from time to time assigned to him by the Board.

                Section 4.6.  Other Officers.  All other officers shall
                              --------------
            respectively exercise such powers and perform such duties as generally pertain to their several offices, or as may be conferred upon or assigned to them by the Board, the Chairman of the Board or the President.

                Section 4.7.  Bond.  Each officer and employee, if so required
                              ----
            by the Board, shall give bond with surety to be approved by the Board, conditioning for the honest discharge of his duties as such officer or employee. In the discretion of the Board, such bonds may be individual, schedule or blanket form, and the premiums may be paid by the Association.

                                   ARTICLE V
                                   ---------

                                Trust Department
                                ----------------

                 Section 5.1.  Trust Department.  There shall be a department of
                               ----------------
            the Association known as the Trust Department which shall perform the fiduciary responsibilities of the Association.

                Section 5.2.  Trust Officer.  There shall be a Trust Officer of
                              -------------
            this

            Association whose duties shall be to manage, supervise and direct all the activities of the Trust Department. Such persons shall do or cause to be done all things necessary or proper in carrying on the business of the Trust Department in accordance with the provisions of law and applicable regulations; and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The Trust Officer shall be responsible for all assets and documents held by the Association in connection with fiduciary matters. The Trust Officer shall perform such other duties and possess such other powers as from time to time shall be delegated to him by the Chief Executive Officer, the Board, the Executive Committee or these bylaws. The President may appoint such other officers of the Trust Department as it may deem necessary or advisable with such duties as may be assigned and with such titles as may be designated.

                Section 5.3.  Trust Investment.  Funds held in a fiduciary
                              ----------------
            capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of the investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

                                   ARTICLE VI
                                   ----------

                        Stock Certificates and Transfers
                        --------------------------------

                Section 6.1.  Stock Certificates.  Ownership of capital stock of
                              ------------------
            the Association shall be evidenced by certificates of stock signed by the Chairman or President, and the Secretary, or an Assistant Secretary. Each certificate shall state upon its face that the stock is transferable only upon the books of the Association by the holder thereof, or by duly authorized attorney, upon the surrender of such certificate, and shall meet the requirements of Section 5139, United States Revised Statutes, as amended.

                Section 6.2.  Transfers.  The stock of this Association shall be
                              ---------
            assignable and transferable only on the books of this Association, subject to the restrictions and provisions of the national banking laws; and a transfer book shall be provided in which all assignments and transfers of stock shall be made. When stock is transferred, the certificates thereof shall be returned to the Association, canceled, preserved and new certificates issued.



                Section 6.3.  Dividends.  Dividends shall be paid to the
                              ---------
            shareholders in whose names the stock shall stand at the close of business on the day next preceding the date when the dividends are payable, provided, however, that the directors may fix another date as a record date for the determination of the shareholders entitled to receive payment thereof.

                                  ARTICLE VII
                                  -----------

                               Increase of Stock
                               -----------------

                Section 7.1.  Capital Stock.  Shares of the capital stock of the
                              -------------
            Association, which have been authorized but not issued, may be issued from time to time for such consideration, not less than the par value thereof, as may be determined by the Board.

                                  ARTICLE VIII
                                  ------------

                                 Corporate Seal
                                 --------------
                Section 8.1.  Seal.  The seal, an impression of which appears
                              ----
            below, is the seal of the Association as adopted by the Board of
            Directors:

                                     [Seal]

                The Chairman of the Board, the Vice Chairman, the President,
            Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, each Assistant Vice President, the Chief Financial Officer, the Secretary, each Assistant Secretary, each Trust Officer, each Assistant Trust Officer or each Assistant Cashier, shall have the authority to affix the corporate seal of this Association and to attest to the same.

                                   ARTICLE IX
                                   ----------

                            Miscellaneous Provisions
                            ------------------------

                Section 9.1.  Fiscal Year.  The fiscal year of the Association
                              -----------
            shall be the calendar year.

                Section 9.2.  Execution of Instruments.  All agreements,
                              ------------------------
            contracts, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman of the Board, or any Vice Chairman, or the President, or Senior Executive Vice President, or Executive Vice President, or Senior Vice President, or Vice President, or Assistant Vice President, or Chief Financial Officer, or the Secretary, or Assistant Secretary, or, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer or Assistant Trust Officer, to the extent authorized by the corporate policy of the Association, as adopted and modified from time to time. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted in behalf of the Association in such other manner and by such other officers as the Board may from time to time direct.

                Section 9.3.  Records.  The organization papers of this
                              -------
            Association,
            the articles of association, the bylaws and any amendments thereto, the proceedings of all regular and special meetings of the shareholders and of the directors, the returns of the judges of elections, and the reports of the committees of directors shall be recorded in an appropriate minute book, and the minutes of each meeting shall be signed by the Secretary or any other officer appointed to act as secretary of the meeting.

                Section 9.4.  Banking Hours.  This Association and its branch
                              -------------
            offices shall be open on such days and during such hours as shall be fixed from time to time by the Board.

                Section 9.5.  Voting Shares of Other Corporations.  The
                              -----------------------------------
            Chairman, any Vice Chairman, the President, or any Vice President is authorized to vote, represent and exercise on behalf of this Association all rights incident to any and all shares of stock of any other corporation standing in the name of the Association. The authority granted herein may be exercised by such officers in person or by proxy or by power of attorney duly executed by said officer.

                                   ARTICLE X
                                   ---------

                                     Bylaws
                                     ------

                Section 10.1.  Inspection.  A copy of the Bylaws, with all
                               ----------
            amendments thereto, shall at all times be kept in a convenient place at the Head Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

                Section 10.2.  Amendments.  These Bylaws may be changed or
                               ----------
            amended at any regular or special meeting of the Board by the vote of a majority of the Directors.

                           FIRST UNION NATIONAL BANK            EXHIBIT 4
                           ----------------------------------------------


                            ARTICLES OF ASSOCIATION

                          (EFFECTIVE JANUARY 1,1996)

                For purposes of organizing an Association to carry on the
            business of banking under the laws of the United States, the undersigned do enter into the following Articles of Association:

                FIRST.  The title of this Association shall be First Union
            National Bank.

                SECOND.  The Main Office of the Association shall be in Elkton,
            County of Cecil, State of Maryland. The general business of the Association shall be conducted at its main office and its branches.

                THIRD.  The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each Director, during the full term of his directorship, shall own a minimum of (a) $1,000 par value of stock of this Association or (b) preferred or common stock of First Fidelity Bancorporation having
            (i) aggregate par value equal to or greater than $1,000, (ii) aggregate shareholders' equity equal to or greater than $1,000 or
            (iii) aggregate fair market value equal to or greater than $1,000. Any vacancy in the Board of Directors may be filled by action of the Board of Directors.

                FOURTH.  There shall be an annual meeting of the shareholders the purpose of which shall be the election of Directors and the transaction of whatever other business may be brought before said meeting. It shall be held at the main office or other convenient place as the Board of Directors may designate, on the day of each year specified therefor in the By-laws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be presented by the

            Board of Directors.

                FIFTH.  (A)  General.  The amount of capital stock of this
                             -------
            Association shall be (i) 25,000,000 shares of common stock of the par value of twenty dollars ($20.00) each (the "Common Stock") and
            (ii) 160,540 shares of preferred stock of the par value of one dollar ($1.00) each (the "Non-Cumulative Preferred Stock"), having the rights, privileges and preferences set forth below, but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

                      (B)  Terms of the Non-Cumulative Preferred Stock.
                           -------------------------------------------

                1.  General.  Each share of Non-Cumulative Preferred Stock shall
                    -------
            be identical in all respects with the other shares of Non-Cumulative Preferred Stock. The authorized number of shares of Non-Cumulative Preferred Stock may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of Non-Cumulative Preferred Stock redeemed by the Association shall be canceled and shall revert to authorized but unissued shares of Non-Cumulative Preferred Stock.

                2.  Dividends.
                    ---------

                (a)  General.  The holders of Non-Cumulative Preferred Stock
                     -------
            shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, non-cumulative cash dividends at the annual rate of $83.75 per share, and no more, payable quarterly on the first days of December, March, June and September, respectively, in each year with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, to shareholders of record on the respective date, not exceeding fifty days preceding such dividend payment date, fixed for that purpose by the Board of Directors in advance of payment of each particular dividend. Notwithstanding the foregoing, the cash dividend to be paid on the first dividend payment date after the initial issuance of Non-Cumulative Preferred Stock and on any dividend payment date with respect to a partial dividend period shall be $83.75 per share multiplied by the fraction produced by dividing the number of days since such initial issuance or in such partial dividend period, as the case may be, by 360.

                (b)  Non-cumulative Dividends.  Dividends on the shares of Non-
                     ------------------------
            Cumulative Stock shall not be cumulative and no rights shall accrue to the holders of shares of Non-Cumulative Preferred Stock by reason of the fact that the Association may fail to declare or pay dividends on the shares of Non-Cumulative Preferred Stock in any amount in any quarterly dividend period, whether or not the earnings of the Association in any quarterly dividend period were sufficient to pay such dividends in whole or in part, and the Association shall have no obligation at any time to pay any such dividend.

                (c)  Payment of Dividends.  So long as any share of Non-
                     --------------------
            Cumulative Preferred Stock remains outstanding, no dividend whatsoever shall be paid or declared and no distribution made on any junior stock other than a dividend payable in junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Association, directly or indirectly (other than as a result of a reclassification of junior stock, or the exchange or conversion of one junior stock for or into another junior stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other junior stock), unless all dividends on all shares of Non-Cumulative Preferred Stock and non-cumulative Preferred Stock ranking on a parity as to dividends with the shares of Non-Cumulative Preferred Stock for the most recent dividend period ended prior to the date of such payment or declaration shall have been paid in full and all dividends on all shares of cumulative Preferred Stock ranking on a parity as to dividends with the shares of Non-Cumulative Preferred Stock for the most recent dividend period ended prior to the date of such payment or declaration shall have been paid in full and all dividends on all shares of Non-Cumulative Stock (not withstanding that dividends on such stock are cumulative) for all past dividend periods shall have been paid in full. Subject, to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any junior stock from time to time out of any funds legally available therefor, and the Non-Cumulative Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise. No dividends shall be paid or declared upon any shares of any class or series of stock of the Association ranking on a parity (whether dividends on such stock are cumulative or non-cumulative) with the Non-Cumulative Preferred Stock in the payment of dividends for any period unless at or prior to the time of such payment or declaration all dividends payable on the Non-Cumulative Preferred Stock for the most recent dividend period ended prior to the date of such payment or declaration shall have been paid in full. When dividends are not paid in full, as aforesaid, upon the Non-Cumulative Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends (whether dividends on such stock are cumulative or non-cumulative) with the Non-Cumulative Preferred Stock, all dividends declared upon the Non-Cumulative Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Non-Cumulative Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Non-Cumulative Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Non-Cumulative Preferred Stock (but without any accumulation in respect of any unpaid dividends for prior dividend periods on the shares of Non-Cumulative Stock) and such other Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Non-Cumulative Preferred Stock which may be in arrears.

                3.  Voting.  The holders of Non-Cumulative Preferred Stock shall
                    ------
            not have any right to vote for the election of directors or for any other purpose.

                4.  Redemption.
                    ----------

                (a)  Optional Redemption.  The Association, at the option of the
                     -------------------
            Board of Directors, may redeem the whole or any part of the shares of Non-Cumulative Preferred Stock at the time outstanding, at any time or from time to time after the fifth anniversary of the date of original issuance of the Non-Cumulative Preferred Stock, upon notice given as hereinafter specified, at the redemption price per share equal to $1,000 plus an amount equal to the amount of accrued and unpaid dividends from the immediately preceding dividend payment date (but without any accumulation for unpaid dividends for prior dividend periods on the shares of Non-Cumulative Preferred Stock) to the redemption date.

                 (b)  Procedures.  Notice of every redemption of shares of Non-
                      ----------
            Cumulative Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Association. Such mailing shall be at least 10 days and not more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of Non-Cumulative Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Non-Cumulative Preferred Stock.

                In case of redemption of a part only of the shares of Non-
            Cumulative Preferred Stock at the time outstanding the redemption may be either pro rata or by lot or by such other means as the Board of Directors of the Association in its discretion shall determine. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Non-Cumulative Preferred Stock shall be redeemed from time to time.

                If notice of redemption shall have been duly given, and, if on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Association, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

                If such notice of redemption shall have been duly given or if the Association shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and, if on or before the redemption date specified therein, the funds necessary for such redemption shall have been deposited by the Association with such bank or trust company in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or any state thereof, shall have capital, surplus and undivided profits aggregating at least $50,000,000 according to its last published statement of condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Association from time to time. In case fewer than all the shares of Non-Cumulative Preferred Stock represented by a stock certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                Any funds so set aside or deposited, as the case may be, and unclaimed at the end of the relevant escheat period under applicable state law from such redemption date shall, to the extent permitted by law, be released or repaid to the Association, after which repayment the holders of the shares so called for redemption shall look only to the Association for payment thereof.

                5.  Liquidation.
                    -----------

                (a)  Liquidation Preference.  In the event of any voluntary
                     ----------------------
            liquidation, dissolution or winding up of the affairs of the Association, the holders of Non-Cumulative Preferred Stock shall be entitled, before any distribution or payment is made to the holders of any junior stock, to be paid in full an amount per share equal to an amount equal to $1,000 plus an amount equal to the amount of accrued and unpaid dividends per share from the immediately preceding dividend payment date (but without any accumulation for unpaid dividends for prior dividend periods on the shares of Non-Cumulative Preferred Stock) per share to such distribution or payment date (the "liquidation amount").

                In the event of any involuntary liquidation, dissolution or winding up of the affairs of the Association, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Non-Cumulative Preferred Stock shall be entitled to be paid in full an amount per share equal to the liquidation amount.

                If such payment shall have been made in full to all holders of shares of Non-Cumulative Preferred Stock, the remaining assets of the Association shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective numbers of shares.

                (b)  Insufficient Assets.  In the event that, upon any such
                     -------------------
            voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Association are insufficient to pay such liquidation amount on all outstanding shares of Non-Cumulative Preferred Stock, then the holders of Non-Cumulative Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

                (c)  Interpretation.  For the purposes of this paragraph 5, the
                     --------------
            consolidation or merger of the Association with any other corporation or association shall not be deemed to constitute a liquidation, dissolution or winding up of the Association.

                6.  Preemptive Rights.  The Non-Cumulative Preferred Stock is
                    -----------------
            not entitled to any preemptive, subscription, conversion or exchange rights in respect of any securities of the Association.

                7.  Definitions.  As used herein with respect to the Non-
                    -----------
            Cumulative Preferred Stock, the following terms shall have the following meanings:

                (a) The term "junior stock" shall mean the Common Stock and any other class or series of shares of the Association hereafter authorized over which the Non-Cumulative Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Association.

                (b) The term "accrued dividends", with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from, if such share is cumulative, the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon and, if such share is non-cumulative, the relevant date designated to and including the date to which such dividends are accrued, less the aggregate amount of all dividends theretofore paid with respect to such period.

                (c) The term "Preferred Stock" shall mean all outstanding shares of all series of preferred stock of the Association as defined in this Article Fifth of the Articles of Association, as amended, of the Association.

                8.  Restriction on Transfer.  No shares of Non-Cumulative
                    -----------------------
            Preferred Stock, or any interest therein, may be sold, pledged, transferred or otherwise disposed of without the prior written consent of the Association. The foregoing restriction shall be stated on any certificate for any shares of Non-Cumulative Preferred Stock.

                9.  Additional Rights.  The shares of Non-Cumulative Preferred
                    -----------------
            Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

                SIXTH.  The Board of Directors shall appoint one of its members
            President of this Association, who shall be Chairperson of the Board, unless the Board appoints another director to be the Chairperson. The Board of Directors shall have the power to appoint one or more Vice Chairmen and Vice Presidents and such other officers and employees as may be required to transact the business of this Association.

                The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

                SEVENTH.  The Board of Directors shall have the power to change the location of the main office to any other place permitted by law, but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders, but subject to the approval of the Comptroller of the Currency.

                EIGHTH.  The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

                NINTH.  The Board of Directors of this Association, or any one or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting, to each shareholder of record at his address as shown upon the books of this Association.

                TENTH.  (A)  Indemnification of Directors.
                             ----------------------------

                The Association shall, to the fullest extent permitted by
            applicable banking, corporate and other law and regulation, indemnify any person who is or was a director of the Association from and against any and all expenses, liabilities or other losses arising in connection with any action, suit, appeal or other proceeding, by reason of the fact that such person is or was serving as a director of the Association and may, to the fullest extent permitted by applicable banking, corporate and other law and regulation, advance monies to such persons for expenses incurred in defending any such action, suit, appeal or other proceeding on such terms as the Association's Board of Directors shall determine and as are required by applicable banking, corporate and other law or regulation or interpretation by the applicable banking regulators. The Association may purchase insurance for the purpose of indemnifying such persons and/or reimbursing the Association upon payment of indemnification to such persons to the extent that indemnification is authorized by the preceding sentences, except that insurance coverage and corporate indemnification shall not be available in connection with a formal order by a court or judicial or governmental body assessing civil money penalties against such person or in the event that such coverage or indemnification would be prohibited by applicable banking, corporate and other law or regulation.

                    (B) Indemnification of Officers, Employees and Agents.
                        -------------------------------------------------

                The Association shall indemnify any person who is or was an officer, employee or agent of the Association or who is or was a director, general partner, trustee or principal of another entity serving as such at the request of the Association from and against any and all expenses, liabilities or other losses arising in connection with any action, suit, appeal or other proceeding, by reason of the fact that such person is or was serving as an officer, employee or agent of the Association or as a director of another entity at the request of the Association, to the extent authorized by the corporate policy of the Association, as adopted and modified from time to time by the shareholders of the Association, except to the extent that such indemnification would be prohibited by applicable banking, corporate and other law or regulation. The Association may advance monies to such persons for expenses incurred in defending any such action, suit, appeal or other proceeding in accordance with the corporate policy of the Association, as adopted and modified from time to time by the shareholders of the Association, under such terms and procedures as are required by applicable banking, corporate and other law or regulation or interpretation by the applicable banking regulators, except to the extent that such advancement would be prohibited by applicable banking, corporate and other law or regulation. The Association may purchase insurance for the purpose of indemnifying such persons and/or reimbursing the Association upon payment of indemnification to such person to the extent that indemnification is authorized by the preceding sentence, except that insurance coverage and corporate indemnification shall not be available in connection with a formal order by a court or judicial or governmental body assessing civil money penalties against such person or in the event that such coverage or indemnification would be prohibited by applicable banking, corporate and other law or regulation.

                 ELEVENTH.  These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

                                                            EXHIBIT 6



                               CONSENT OF TRUSTEE



           Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Continental Homes Holding Corp.. we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                               FIRST UNION NATIONAL BANK


                               By: /s/ John H. Clapham
                                  -                   -
                                     John H. Clapham
                                     Vice President



            Elkton, Maryland
            March 27, 1996

                                 REPORT OF CONDITION                 EXHIBIT 7

       Consolidating domestic and foreign subsidiaries of the First Fidelity Bank, National Association (now First Union National Bank) of Elkton in the state of Maryland, at the close of business on December 31, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 33869 Comptroller of the Currency Northeastern District.
       STATEMENT OF RESOURCES AND LIABILITIES

                                     ASSETS

                     Thousand of Dollars
                     -------------------
       Cash and balance due from depository institutions:
         Noninterest-bearing balances and currency and coin.........     1,876,439
         Interest-bearing balances..................................        35,650
       Securities...................................................     /////////
         Hold-to-maturity securities................................       672,202
         Available-for-sale securities..............................     4,786,380
       Federal funds sold and securities purchased under agreements//////////
         to resell in domestic offices of the bank and of it       //////////
         Edge and Agreement subsidiaries, and in IBFs:       //////////
         Federal funds sold........................................         30,000
         Securities purchased under agreements to resell...........        369,072
       Loans and lease financing receivables:
       Loan and leases, net of unearned income......23,027,860
       LESS: Allowance for loan and lease losses.......469,305
       LESS: Allocated transfer risk reserve.................0
       Loans and leases, net of unearned income, allowance, and
       reserve........................................................  22,558,555
       Assets held in trading accounts................................      76,675
       Premises and fixed assets (including capitalized leases).......     374,903
       Other real estate owned........................................     104,196
       Investment in unconsolidated subsidiaries and associated         //////////
       companies......................................................      19,166
       Customer's liability to this bank on acceptances outstanding.       134,499
       Intangible assets...........................................        785,891
       Other assets................................................        863,227
       Total assets................................................     32,686,855
                                  LIABILITIES
       Deposits:
            In domestic offices......................................   24,886,995
              Noninterest-bearing......................4,687,403
              Interest-bearing........................20,199,592
            In foreign offices, Edge and Agreement subsidiaries,
            and IBFs.................................................    1,304,436
              Noninterest-bearing............................207
              Interest-bearing.........................,,960,051
       Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
                   Edge and Agreement subsidiaries, and IBFs
            Federal fund purchased...................................    1,304,436
            Securities sold under agreements to repurchase...........      882,846
       Demand notes issued to the U.S. Treasury......................       97,451
       Trading liabilities........................................               0
       Other borrowed money:......................................       /////////
       With original maturity of one year or less..............            252,296
           With original maturity of more than one year..........            1,602
       Mortgage indebtedness and obligations under capitalized leases       17,369
       Bank's liability on acceptances executed and outstanding.....       134,499
       Subordinated notes and debentures...........................        175,000
       Other liabilities............................................       934,256
       Total liabilities................................................29,647,008
       Limited-life preferred stock and related surplus.............             0

                                      EQUITY CAPITAL
       Perpetual preferred stock and related surplus................       160,540
       Common Stock.................................................       452,156
       Surplus......................................................     1,300,080
       Undivided profits and capital reserves.......................     1,127,557
       Net unrealized holding gains (losses) on available-for-sale       /////////
        securities..................................................         ( 486)
       Cumulative foreign currency translation adjustments..........             0
       Total equity capital.........................................     3,039,847
       Total liabilities, limited-life preferred stock and equity...     /////////
         capital........................................................32,686,855